Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference on May 10, 2010, at 9:30 am CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com or uscellular.com.

Contact:         Jane W. McCahon, Vice President, Corporate Relations

                        (312) 592-5379 jane.mccahon@teldta.com

                        Julie D. Mathews, Manager, Investor Relations

                        (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. cellular Reports First QUARTER RESULTS

Data revenues increase 28 percent; postpay churn reduced to 1.4 percent

Note: Comparisons are year over year unless otherwise noted.

1Q 2010 Highlights

▪       24,000 retail net additions, reflecting a gain of 33,000 prepaid customers and a loss of 9,000 postpay customers.

▪       Service revenues of $965.2 million decreased 2 percent due to reductions in voice and inbound roaming revenues, offset by higher data revenues.

▪       28 percent increase in data revenues to $201.3 million, representing 21 percent of total service revenues.

▪       Retail service ARPU (average revenue per unit) increased to $46.99 from $46.87.

▪       Retail postpay churn of 1.4 percent; postpay customers comprised 95 percent of retail customers.

▪       5 percent increase in cell sites in service to 7,310.

▪       Repurchased 127,500 common shares for $5.2 million.

CHICAGO – May 10, 2010 – United States Cellular Corporation [NYSE:USM] reported service revenues of $965.2 million for the first quarter of 2010, a 2 percent decrease from $983.6 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $48.2 million and $0.55, respectively, for the first quarter of 2010, compared to $84.5 million and $0.97, respectively, in the comparable period one year ago.

“U.S. Cellular’s commitment to providing excellent communications experiences including superior data services delivered results in important areas,” said John E. Rooney, U.S. Cellular president and CEO. “Data revenues grew 28 percent due to the continuing rapid adoption of smartphones and premium phones, and the increased data use related to these phones, as well as to overall increases in text and picture messaging. The growth in data revenues partially offset the effect of lower voice revenues and inbound roaming revenues.

“We also achieved a reduction in churn, as customers responded well to our high-quality services and wide range of feature-rich handsets, and to our Battery Swap and Overage Protection programs, demonstrating that we understand our customers’ needs and exceed their expectations.

“As we expand 3G availability and add to our portfolio of smartphones, including two new Android phones—one from HTC and an exclusive from Samsung, we expect data revenues to continue to grow and to comprise an ever larger share of service revenues.

“Though postpay customers remain our primary focus, we are executing on growth opportunities in the prepaid segment. The improved prepaid additions this quarter are proof that we provide outstanding communications experiences for all of our customers. To build on this success, we significantly enhanced our prepaid offerings at the end of the quarter by adding new data services such as picture messaging, applications such as ring tones and games, e-mail and web services.

“Also, as part of our major enablement initiatives, we upgraded our campaign management system to facilitate more targeted and effective direct mail campaigns. Though profitability for the quarter was impacted by planned expenditures related to these initiatives, we expect that the initiatives will ultimately reduce operational expenses and support our customer-focused strategy over the long term.”

Guidance

Guidance for the year ending Dec. 31, 2010 as of May 10, 2010 is as follows. Guidance is unchanged from Feb. 25, 2010 except that the company has commenced guidance on adjusted OIBDA.  There can be no assurance that final results will not differ materially from this guidance.

Service revenues	$3,975-$4,075 million
Adjusted OIBDA(1)	$850-$950 million
Operating income	$250-$350 million
Depreciation, amortization and accretion(2)	Approx. $600 million
Capital expenditures	Approx. $600 million

(1)    Defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of intangible assets (if any).  This amount may also be commonly referred to by management as operating cash flow. This amount should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)    Includes estimated losses on disposals of assets but does not include an estimate for loss on impairment of intangible assets since this cannot be predicted.

The foregoing guidance represents the views of management as of May 10, 2010 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Conference call information

U.S. Cellular will hold a conference call on May 10, 2010 at 9:30 a.m. CDT.

•        Access the live call on the Conference Calls page of uscellular.com at  http://ir.teldta.com/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=3055234.

•        Access the call by phone at 866-871-4351(US/Canada) and use conference ID 72053512.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed approximately 8,900 full-time equivalent associates as of March 31, 2010. At the end of the quarter, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total population
Consolidated markets (1)	90,468,000	89,712,000	85,118,000	83,726,000	83,726,000
Consolidated operating markets (1)	46,546,000	46,306,000	46,306,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.8%	6.8%	7.2%	7.4%	7.5%
Consolidated operating markets (2)	13.2%	13.3%	13.2%	13.3%	13.5%
All customers
Total at end of period	6,147,000	6,141,000	6,131,000	6,155,000	6,243,000
Gross additions	358,000	399,000	386,000	317,000	404,000
Net additions (losses)	6,000	10,000	(24,000)	(88,000)	47,000
Retail customers
Total at end of period	5,768,000	5,744,000	5,705,000	5,711,000	5,770,000
Gross additions	305,000	354,000	351,000	286,000	366,000
Net retail additions (losses) (3)	24,000	39,000	(6,000)	(59,000)	63,000
Net postpay additions (losses)	(9,000)	26,000	8,000	(32,000)	60,000
Net prepaid additions (losses)	33,000	13,000	(14,000)	(27,000)	3,000
Service revenues components (000s)
Voice and other retail service	$663,939	$676,554	$690,106	$708,609	$718,885
Data service	201,280	189,759	174,286	161,955	156,954
Total retail service	$865,219	$866,313	$864,392	$870,564	$875,839
Inbound roaming	51,942	61,728	68,767	62,223	60,057
Other	48,027	56,814	50,289	41,323	47,719
Total service revenues (000s) (4)	$965,188	$984,855	$983,448	$974,110	$983,615

Divided by average customers (000s)	6,137	6,139	6,138	6,199	6,229
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (5)	$52.42	$53.48	$53.41	$52.38	$52.64
Voice and other retail service (5)	$36.06	$36.75	$37.48	$38.11	$38.47
Data service (5)	$10.93	$10.30	$9.46	$8.71	$8.40
Total retail service (5)	$46.99	$47.05	$46.94	$46.82	$46.87

Inbound roaming (5)	$2.82	$3.35	$3.73	$3.35	$3.21
Other (5)	$2.61	$3.08	$2.74	$2.21	$2.56
Postpay churn rate (6)	1.4%	1.6%	1.7%	1.7%	1.5%
Capital expenditures (000s)	$121,500	$189,000	$128,900	$91,200	$137,700
Cell sites in service	7,310	7,279	7,161	7,043	6,942

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)    Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)   Calculated by adding net postpay additions (losses) and net prepaid additions (losses).

(4)   U.S. Cellular revised previously reported Service revenues for all quarterly periods in 2009 to reflect certain corrections.  See “Revision of Prior Period Amounts” section for additional details. Previously reported Service revenues were $986.3 million, $984.9 million, $974.8 million and $981.9 million for the three month periods ended December 31, September 30, June 30 and March 31, 2009, respectively.

(5)    Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(6)    Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

United States Cellular Corporation Consolidated Statement of Operations Highlights
Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
Service	$965,188	$983,615	$(18,427)	(2%)
Equipment sales	58,849	70,890	(12,041)	(17%)
Total operating revenues	1,024,037	1,054,505	(30,468)	(3%)
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	207,077	199,883	7,194	4%
Cost of equipment sold	161,105	185,701	(24,596)	(13%)
Selling, general and administrative	428,661	408,159	20,502	5%
Depreciation, amortization and accretion	143,233	137,878	5,355	4%
Loss on asset disposals, net	5,176	3,945	1,231	31%
Total operating expenses	945,252	935,566	9,686	1%

Operating income	78,785	118,939	(40,154)	(34%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	24,694	25,327	(633)	(2%)
Interest and dividend income	1,021	477	544	>100%
Interest expense	(16,286)	(19,287)	3,001	16%
Other, net	(65)	280	(345)	>(100%)
Total investment and other income (expense)	9,364	6,797	2,567	38%

Income before income taxes	88,149	125,736	(37,587)	(30%)
Income tax expense	34,198	35,226	(1,028)	(3%)

Net income	53,951	90,510	(36,559)	(40%)
Less: Net income attributable to noncontrolling interests, net of tax	(5,719)	(6,008)	289	5%
Net income attributable to U.S. Cellular shareholders	$48,232	$84,502	$(36,270)	(43%)

Basic weighted average shares outstanding	86,576	87,196	(620)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.56	$0.97	$(0.41)	(42%)

Diluted weighted average shares outstanding	86,978	87,446	(468)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.55	$0.97	$(0.42)	(43%)

(1) Amounts have been revised.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2010	2009 (1)
Current assets
Cash and cash equivalents	$289,658	$294,411
Short-term investments	25,534	330
Accounts receivable from customers and other	404,553	425,057
Inventory	153,278	152,556
Prepaid income taxes	—	717
Prepaid expenses	72,829	63,463
Net deferred income tax asset	21,570	21,570
Other current assets	55,250	51,013
	1,022,672	1,009,117

Investments
Licenses	1,438,800	1,435,000
Goodwill	494,737	494,737
Customer lists	2,892	4,083
Investments in unconsolidated entities	178,903	161,481
Notes and interest receivable – long-term	4,179	4,214
	2,119,511	2,099,515

Property, plant and equipment
In service and under construction	5,975,704	5,884,307
Less: accumulated depreciation	3,397,244	3,282,969
	2,578,460	2,601,338

Other assets and deferred charges	38,393	38,776

Total assets	$5,759,036	$5,748,746

(1) Amounts have been revised.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31,	December 31,
	2010	2009 (1)
Current liabilities
Current portion of long-term debt	$84	$76
Accounts payable
Affiliated	8,889	14,732
Trade	256,913	296,288
Customer deposits and deferred revenues	140,651	140,248
Accrued taxes	83,876	52,026
Accrued compensation	38,220	62,242
Other current liabilities	90,602	92,884
	619,235	658,496

Deferred liabilities and credits
Net deferred income tax liability	504,822	513,151
Other deferred liabilities and credits	268,795	262,412
	773,617	775,563

Long-term debt	867,662	867,522

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	752	727

Equity
U.S. Cellular shareholders’ equity
Common Shares, par value $1 per share	55,068	55,068
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,360,712	1,356,322
Treasury shares	(72,194)	(69,616)
Retained earnings	2,066,066	2,019,957
Total U.S. Cellular shareholders’ equity	3,442,658	3,394,737

Noncontrolling interests	55,112	51,701

Total equity	3,497,770	3,446,438

Total liabilities and equity	$5,759,036	$5,748,746

(1) Amounts have been revised.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2010	2009 (1)
Cash flows from operating activities
Net income	$53,951	$90,510
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	143,233	137,878
Bad debts expense	19,193	18,704
Stock-based compensation expense	3,830	2,964
Deferred income taxes, net	(2,419)	2,342
Equity in earnings of unconsolidated entities	(24,694)	(25,327)
Distributions from unconsolidated entities	7,238	5,908
Loss on asset disposals, net	5,176	3,945
Other operating activities	274	440
Changes in assets and liabilities from operations
Accounts receivable	1,313	(18,132)
Inventory	(722)	7,204
Accounts payable—trade	(39,375)	(30,754)
Accounts payable—affiliate	(5,843)	(2,358)
Customer deposits and deferred revenues	403	(1,579)
Accrued taxes	29,860	42,144
Accrued interest	9,221	9,337
Other assets and liabilities	(48,387)	(57,664)
	152,252	185,562
Cash flows from investing activities
Additions to property, plant and equipment	(121,514)	(137,741)
Cash paid for acquisitions and licenses	(3,800)	(12,127)
Cash paid for investments	(25,000)	(278)
Other investing activities	356	518
	(149,958)	(149,628)
Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	486	356
Common shares repurchased	(5,186)	(13,291)
Distributions to noncontrolling interests	(2,284)	(2,101)
Other financing activities	(63)	(97)
	(7,047)	(15,133)

Net increase (decrease) in cash and cash equivalents	(4,753)	20,801

Cash and cash equivalents
Beginning of period	294,411	170,996
End of period	$289,658	$191,797

(1) Amounts have been revised.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Financial Measures and Reconciliations
Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2010	2009 (5)
Service revenues	$965,188	$983,615

Operating income	78,785	118,939
Add:
Depreciation, amortization and accretion	$143,233	$137,878
Loss on asset disposals	5,176	3,945
Adjusted OIBDA (1)(4)	$227,194	$260,762

Adjusted OIBDA margin (2)	23.5%	26.5%

	2010	2009

Cash flows from operating activities	$152,252	$185,562
Deduct:
Capital expenditures	121,514	137,741
Free cash flow (3)	$30,738	$47,821

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of intangible assets (if any).  This amount may also be commonly referred to by management as operating cash flow.  This amount should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)    Defined as Adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(3)    Defined as cash flows from operating activities minus capital expenditures. Free cash flow is a Non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(4)    Excludes the net gain or loss on asset disposals and loss on impairment of intangible assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual.  Accordingly, you should be aware that U.S. Cellular may incur such amounts in the future.

(5)   Previously reported GAAP amounts have been revised.  See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, U.S. Cellular discovered certain errors related to accounting for service revenues and sales tax liabilities. These errors resulted in the overstatement of service revenues and understatement of sales tax liabilities for 2009, 2008 and 2007. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first quarter 2010, U.S. Cellular believes the impact would have been significant to the first quarter and would impact comparisons to prior periods. As permitted by SAB 108, U.S. Cellular revised in the current filing and plans to revise in the next filings of its quarterly and annual consolidated financial statements previously reported annual and quarterly results for 2009, 2008 and 2007 for these immaterial amounts. In addition to recording these adjustments, U.S. Cellular recorded and plans to record other adjustments to prior-year amounts to correct other immaterial items, which include adjustments related to rent expense as disclosed in U.S. Cellular’s 2009 Form 10-K.

The Consolidated Balance Sheet at December 31, 2009 was revised to reflect the cumulative effect of these errors which resulted in a decrease to Retained earnings of $9.6 million.  Also, in accordance with SAB 108, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Statement of Operations — Three Months Ended March 31, 2009

	As previously
(Dollars in thousands)	reported	Adjustment	Revised

Service revenues	$981,874	$1,741	$983,615
Total operating revenues	1,052,764	1,741	1,054,505
System operations expense (excluding Depreciation, amortization and accretion)	200,003	(120)	199,883
Selling, general and administrative expenses	412,448	(4,289)	408,159
Depreciation, amortization and accretion	137,651	227	137,878
Loss on asset disposals, net	2,191	1,754	3,945
Total operating expenses	937,994	(2,428)	935,566
Operating income	114,770	4,169	118,939
Interest expense	(19,022)	(265)	(19,287)
Total investment and other income (expense)	7,062	(265)	6,797
Income before income taxes	121,832	3,904	125,736
Income tax expense	31,232	3,994	35,226
Net income	90,600	(90)	90,510
Net income attributable to U.S. Cellular shareholders	84,592	(90)	84,502
Basic earnings attributable to U.S. Cellular shareholders	0.97	—	0.97
Diluted earnings attributable to U.S. Cellular shareholders	0.97	—	0.97

Consolidated Balance Sheet — December 31, 2009

	As previously
(Dollars in thousands)	reported	Adjustment	Revised

Accounts receivable from customers and other	$421,528	$3,529	$425,057
Total current assets	1,005,588	3,529	1,009,117
Total assets	5,745,217	3,529	5,748,746
Customer deposits and deferred revenues	143,760	(3,512)	140,248
Accrued taxes	34,583	17,443	52,026
Total current liabilities	644,565	13,931	658,496
Net deferred income tax liability	513,994	(843)	513,151
Total deferred liabilities and credits	776,406	(843)	775,563
Retained earnings	2,029,516	(9,559)	2,019,957
Total U.S. Cellular shareholders’ equity	3,404,296	(9,559)	3,394,737
Total equity	3,455,997	(9,559)	3,446,438
Total liabilities and equity	5,745,217	3,529	5,748,746

Consolidated Statement of Cash Flows — Three Months Ended March 31, 2009

	As previously
(Dollars in thousands)	reported	Adjustment	Revised

Net income	$90,600	$(90)	$90,510
Depreciation, amortization and accretion	137,651	227	137,878
Deferred income taxes, net	1,673	669	2,342
Loss on asset disposals, net	2,191	1,754	3,945
Change in accounts receivable	(13,468)	(4,664)	(18,132)
Change in customer deposits and deferred revenues	(1,392)	(187)	(1,579)
Change in accrued taxes	39,591	2,553	42,144
Change in other assets and liabilities	(57,402)	(262)	(57,664)
Cash flows from operating activities	185,562	—	185,562